UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 29, 2008

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-144067; 333-144068	02-0786880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania	19044
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to an Agreement and Plan of Merger dated December 11, 2007 (the “Merger Agreement”), by and between NCO Group, Inc (“NCO”), NCO Acquisition Sub, Inc., a wholly-owned subsidiary of NCO (“Sub”) and Outsourcing Solutions Inc. (“OSI”), on February 29, 2008, the merger was completed and Sub merged with and into OSI with OSI being the surviving corporation and a direct, wholly-owned subsidiary of NCO (the “Acquisition”). OSI is a leading provider of business process outsourcing primarily accounts receivable management services. NCO acquired OSI for $325.0 million in cash, subject to certain post-closing adjustments (the “Merger Consideration”). Approximately $139.0 million of the Merger Consideration was funded from NCO’s Amended Credit Facility (as defined below) and $186.0 million was funded from NCO’s private placement of its Series A Preferred Stock, Class L Common Stock and Class A Common Stock. The terms of the Amendment (as defined below) to the Amended Credit Facility and the private placement are described below in Items 2.03 and 3.02, respectively, of this Form 8-K and incorporated by reference into this Item 2.01.

In connection with the Acquisition, NCO and OSI stockholders’ representative entered into an escrow agreement dated February 29, 2008. Of the Merger Consideration, $10.0 million is being held in escrow until June 30, 2009 to indemnify NCO for losses, liabilities, damages, claims, suits, settlements, costs and expenses arising from, among other things, breaches of representations and warranties made by the seller in the Merger Agreement and certain legal matters against OSI (“Escrow Amount”). Promptly after June 30, 2009, Escrow Amounts remaining in escrow with interest thereon will be distributed to former holders of OSI’s class A common stock, class A preferred stock and stock units. If prior to June 30, 2009 certain legal matters against OSI is not settled or a final non-appealable decision is not made, an amount not to exceed $2.0 million shall remain in escrow from the Escrow Amount until such matter is settled or a final non-appealable decision is made. An additional $10.0 million of the Merger Consideration is being held in escrow until the tangible net worth adjustment is determined in accordance with the Merger Agreement (“Net Tangible Amount Escrow”). If the tangible net worth is positive, the entire $10.0 million of the Net Tangible Amount Escrow with interest thereon will be distributed to the former holders of OSI’s class A common stock, class A preferred stock and stock units. If the tangible net worth is negative, an amount equal to the lesser of (i) the tangible net worth adjustment, together with any interest earned on that portion of the $10.0 million equal to the tangible net worth adjustment or (ii) the full amount of the $10.0 million of the Net Tangible Amount Escrow with interest thereon will be distributed to NCO. If the Net Tangible Amount Escrow is insufficient to cover the amount required to be paid, then the insufficiency will be paid out of the Escrow Amount.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which will be filed as an exhibit to NCO’s Annual Report on 10-K for the fiscal year ended December 31, 2007.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

NCO, NCO Financial Systems, Inc., certain Guarantors under the Credit Agreement (as defined below), Citizens Bank of Pennsylvania and RBS Securities Corporation d/b/a RBS Greenwich Capital, as lead arranger and bookrunner and the Lenders (as defined in the Credit Agreement defined below) entered into a First Amendment to Credit Agreement, dated as of February 8, 2008, which became effective on February 29, 2008 (the “Amendment”). The Amendment amends the Credit Facility, dated as of November 15, 2006, among Collect Acquisition Corp., the Initial Subsidiary Borrower (as defined therein), Collect Holdings, Inc. (n/k/a NCO), the Subsidiary Guarantors party thereto, the Lenders party thereto, the Issuing Banks (as defined therein), the Swing Line Bank (as defined therein), Morgan Stanley & Co. Incorporated, as collateral agent for the Secured Parties (as defined therein) and Morgan Stanley Funding, Inc., as administrative agent for the Lender Parties (as defined therein) (the “Credit Agreement,” and together with the Amendment, is referred to as the “Amended Credit Facility”). The Amendment, among other things, provides for an add-on term B commitment not to exceed $139.0 million, all of which was used to fund a portion of the Acquisition. Under the Amended Credit Facility, NCO is required to make quarterly repayments of $1.5 million on the term loan until the maturity date of May 15, 2013, at which time the remaining balance outstanding is due. NCO is also required to make annual prepayments, beginning in 2007, of 50 percent, 25 percent or zero percent of its excess annual cash flow, based on NCO’s leverage ratio. Borrowings under the Amended Credit Facility are collateralized by substantially all of NCO’s assets. The Credit Facility contains certain financial and other covenants such as maintaining a maximum leverage ratio and a minimum interest coverage ratio, and includes restrictions on, among other things, acquisitions, the incurrence of additional debt, investments, disposition of assets, liens and dividends and other distributions. If an event of default, such as failure to comply with covenants or change of control, were to occur under the Amended Credit Facility, the lenders would be entitled to declare all amounts outstanding under it immediately due and payable and foreclose on the pledged assets. As of February 29, 2008, NCO had outstanding borrowings of $640.4 million under the Amended Credit Facility.

Item 3.02 Unregistered Sales of Equity Securities.

On February 29, 2008, NCO privately placed 802,261.516 shares of its Series A Preferred Stock, 37,738.484 shares of its Class L Common Stock and 1,012,261.516 shares of its Class A Common Stock to a trust and certain existing stockholders of NCO. The offering price per share was $237.50 per share of Series A Preferred Stock, $247.50 per share of Class L Common Sock and $10.00 per share of Class A Common Stock. The aggregate cash purchase price was $210.0 million. The sales and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. No underwriters were employed.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 29, 2008, NCO’s amended and restated certificate of incorporation was amended to increase the number of authorized shares of stock NCO may issue from 9,650,000 shares to 11,800,000 by increasing the number of shares authorized under Class L Common Stock from 400,000 to 800,000 and Class A Common Stock from 2,750,000 to 4,500,000. The number of shares available for issuance under Preferred Stock remained at 6,500,000. Both the NCO’s Board of Directors and stockholders approved the amendment.

Item 7.01. Regulation FD Disclosure.

On February 29, 2008, NCO issued a press release announcing that it has acquired OSI. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Any required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date this Form 8-K is required to be filed with the Securities and Exchange Commission.

(d) Exhibits

No.	Description
99.1	Press Release dated February 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

Date: March 6, 2008	By:	/s/ John R. Schwab
	Name:	John R. Schwab
	Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

No.	Description
99.1	Press Release dated February 29, 2008.

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